Exhibit 99.3

American Battery Technology Company Releases Second Quarter Fiscal Year 2025 Financial Report

Company demonstrates significantly increased throughput at its first lithium-ion battery recycling facility, and continues development of two additional critical mineral facilities

Reno, Nev., February 14, 2025 — American Battery Technology Company (ABTC) (NASDAQ: ABAT), an integrated critical battery minerals company that is commercializing its first-of-kind technologies for both primary battery minerals manufacturing and secondary minerals lithium-ion battery recycling, announced its second quarter fiscal year (FY) 2025 financial results, for the period ending December 31, 2024.

Company Highlights from Second Fiscal Quarter 2025:

●	ABTC successfully implemented several key process enhancements to its first battery recycling near Reno, Nevada during the quarter. This required a temporary pause in operations, and resulted in significant increases in subsequent plant throughput:

○	Facility throughput in January 2025 was greater than 225% the average monthly throughput in the previous quarter.

○	Facility throughput in the first week of February 2025 was greater than 350% the average weekly throughput in the previous quarter.

●	Inclusive of the temporary pause in operations for facility upgrading, the company generated $332,000 in revenue from the sale of recycled products during the three months ended December 31, 2024. The cash cost of goods sold for this period was $2.1 million, after the removal of non-cash items such as depreciation expense and stock-based compensation.

●	As of December 31, 2024, the company had total cash on hand of $20.6 million, including $15.6 million of available cash and $5 million restricted cash.

●	Government grant reimbursement was $2.3 million for the six months ended December 31, 2024, compared to $1.7 million during the same period of the prior year.

●	ABTC successfully completed combined sets of safety audits, environmental reviews, and qualification processes with several additional global automotive, battery manufacturers, and other strategic original equipment manufacturers (OEMs).

●	As the company has engaged with several OEMs for larger quantities of battery feed material than could be processed at its first battery recycling facility, ABTC is in the process of establishing a second battery recycling facility with approximately 5 times the throughput capacity of its first facility. On December 18, 2024, the company received a contract for a competitive grant award for $144 million of federal investment from the U.S. Department of Energy (DOE) to support the development and construction of this second facility.

●	ABTC has an internally-developed set of technologies to manufacture battery grade lithium hydroxide (LiOH) from Nevada-based claystone material. ABTC has constructed a multi-tonne per day integrated pilot facility to demonstrate these technologies, and continues to produce battery grade lithium hydroxide product from this facility for evaluation by customers.

●	Based on these demonstrated technologies, ABTC is designing and intends to construct a 30,000 tonne LiOH per year commercial scale refinery near Tonopah, Nevada, and has been awarded a $57.7 million competitive grant from the US DOE to support this project.

Concurrent Commercialization of Recycling and Primary Resource Operations

ABTC is in the fortunate position of having developed technologies for the manufacturing of critical minerals both from its battery recycling operations as well as from its primary claystone to lithium operations. This allows ABTC to move forward with the construction and operation of commercial manufacturing facilities for both sets of technologies to provide its customers and partners with a wide range of critical mineral products from a diversified set of domestic-US feed materials.

Progressing first-of-kind technologies from initial design, to testing and bench scale validations, to integrated piloting, and through commercialization is a multi-faceted process that requires a broad range of skillsets and resources. ABTC is advancing these sets of first-of-kind technologies simultaneously to support the increasing need for domestic-US energy independence, critical minerals dominance, and economic security.

Additional recent company information and updates can be found at www.americanbattery.com/events-and-presentations, including:

●	American Battery Technology Company’s Annual Meeting of Shareholders Fiscal 2024, Presentation.

●	American Battery Technology Company’s Annual Meeting of Shareholders Fiscal 2024, Video Playback.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2024. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

AMERICAN BATTERY TECHNOLOGY COMPANY

Unaudited Condensed Consolidated Statements of Operations

	Three months ended December 31, 2024	Three months ended December 31, 2023	Six months ended December 31, 2024	Six months ended December 31, 2023
Revenue	$332,440	$–	$534,400	$–
Cost of goods sold	3,305,743	–	5,848,384	–
Gross loss	(2,973,303)	–	(5,313,984)	–

Expenses:
General and administrative	$7,673,022	$4,416,716	$12,682,863	$7,470,713
Research and development	2,919,865	3,569,167	4,952,000	7,183,018
Exploration costs	234,568	823,425	655,075	2,173,345
Total operating expenses	10,827,455	8,809,308	18,289,938	16,827,076

Net loss before other income (expense)	(13,800,758)	(8,809,308)	(23,603,922)	(16,827,076)

Other income (expense)
Interest income (expense)	597	(7,647)	(3,978)	(142,636)
Amortization and accretion of financing costs	(732,197)	(1,132,258)	(1,904,546)	(1,865,154)
Unrealized gain (loss) on investment	-	826	-	(5,497)
Change in fair value of derivative liability	-	(229,472)	705,184	(229,473)
Loss on debt extinguishment	-	-	(675,648)	-
Loss on private placement	-	-	(567,161)	-
Change in fair value of liability-classified financial instruments	1,116,388	-	875,100	-
Other income	15,464	-	79,896	-
Total other income (expense)	400,252	(1,368,551)	(1,491,153)	(2,242,760)

Net loss	$(13,400,506)	$(10,177,859)	$(25,095,075)	$(19,069,836)

Net loss per share, basic and diluted	$(0.18)	$(0.21)	$(0.35)	$(0.40)
Weighted average shares outstanding	75,315,210	47,760,809	72,123,576	47,357,879

AMERICAN BATTERY TECHNOLOGY COMPANY

Unaudited Condensed Consolidated Balance Sheets

	December 31, 2024	June 30, 2024
ASSETS
Cash	$15,623,762	$7,001,786
Accounts receivable	323,975	228,499
Inventory (Note 4)	574,103	154,320
Grants receivable (Note 5)	27,119	191,522
Prepaid expenses and deposits	527,230	1,813,050
Subscription receivable (Note 13)	-	608,333
Restricted cash	5,000,000	-
Assets held-for-sale (Note 7)	8,408,538	8,408,538
Total current assets	30,484,727	18,406,048

Property, plant and equipment, net (Note 7)	44,534,680	46,314,966
Mining properties (Note 8)	8,392,977	8,392,977
Intangible assets (Note 9)	4,519,038	4,519,038
Right-of-use asset (Note 12)	357,431	42,103
Total assets	$88,288,853	$77,675,132

LIABILITIES & STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities (Note 10)	$7,167,414	$9,233,806
Right-of-use lease liability – operating	108,600	117,131
Notes payable, current (Note 11)	10,165,377	6,447,361
Total current liabilities	17,441,391	15,798,298

Right-of-use lease liability – operating – long-term	250,416	-
Equity compensation liability (Note 15)	-	409,194
Total liabilities	17,691,807	16,207,492

Commitments and contingencies (Note 17)	–	–

Stockholders’ Equity:

Series A Preferred Stock Authorized: 33,334 preferred shares, par value of $0.001 per share; Issued and outstanding: nil preferred shares as of December 31, 2024 and June 30, 2024.	–	–
Series B Preferred Stock Authorized: 133,334 preferred shares, par value of $10.00 per share; Issued and outstanding: nil preferred shares as of December 31, 2024 and June 30, 2024.
Series C Preferred Stock Authorized: 66,667 preferred shares, par value of $10.00 per share; Issued and outstanding: nil preferred shares as of December 31, 2024 and June 30, 2024.	–	–
Series D Preferred Stock Authorized: 5 preferred shares, par value of $0.001 per share; Issued and outstanding: nil preferred shares as of December 31, 2024 and June 30, 2024.	-	-
Common Stock Authorized: 250,000,000 common shares, par value of $0.001 per share; Issued and outstanding: 84,392,375 and 64,061,763 common shares as of December 31, 2024, and June 30, 2024, respectively	84,390	64,059
Additional paid-in capital	310,351,869	275,589,383
Common stock issuable	(1,415,806)	(857,470)
Accumulated deficit	(238,423,407)	(213,328,332)
Total stockholders’ equity	70,597,046	61,467,640
Total liabilities and stockholders’ equity	$88,288,853	$77,675,132